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                                                                     Exhibit 5.1

                                 June 12, 2000


Concentric Network Corporation
1400 Parkmoor Avenue
San Jose, CA  95126


     Re:  Registration Statement on Form S-8


Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 12, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended; Common Stock shares reserved for the 1997 Stock Plan, an additional 800,000 Common Stock shares reserved for the 1997 Employee Stock Purchase Plan 1,000,000 Common Stock shares reserved for issuance under The Concentric Networks United Kingdom Limited Share Option Scheme and 500,000 Common Stock shares reserved for issuance under The Concentric Network Corporation Netherlands Stock Option Scheme (collectively referred to as the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

     It is our opinion that, when issued and sold in the respective manners referred to in the Plans, and pursuant to the agreements which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendments thereto.


                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/  Wilson Sonsini Goodrich & Rosati
                                   ---------------------------------------------
                                   Wilson Sonsini Goodrich & Rosati